                                                                   EXHIBIT 10.17


                Amended and Restated Hazardous Waste and PMPA
                          Indemnification Agreement



     This Amended and Restated Hazardous Waste and PMPA Indemnification Agreement is made as of the 31st day of October, 1995, among Getty Petroleum Corp. ("Getty"), Power Test Realty Company Limited Partnership ("the Borrower") and Fleet Bank of Massachusetts, N.A. (the "Bank").



                                  WITNESSETH:

     WHEREAS, the Borrower duly authorized, executed and delivered to the Bank of New England, N.A. ("BNE") a Loan Agreement dated as of December 10, 1986, as amended by Amendment No. 1 to Loan Agreement dated as of November 30, 1989 (the "Original Loan Agreement") which provided, upon certain terms and conditions, for the making of loans (the "Loans") by BNE to the Borrower, which Loans are secured by mortgages to BNE of certain gasoline service station properties (the "Stations") owned by the Borrower;

     WHEREAS, the Borrower, Getty and BNE entered into a Hazardous Waste Indemnification Agreement dated as of December 10, 1986, as amended by Amendment No. 1 to Hazardous Waste Indemnification Agreement dated as of November 30, 1989, pursuant to the Original Loan Agreement, which the parties hereto desire to amend and restate;

     WHEREAS, the Borrower has duly authorized, executed and delivered to the Bank an Amended and Restated Loan Agreement of even date herewith (the "Amended Loan Agreement") which amends and restates the Original Loan Agreement;

     WHEREAS, the Bank is the successor by name change to Fleet National Bank of Boston, which was the successor in interest to the Federal Deposit Insurance Corporation, as Receiver for New Bank of New England, N.A., which was the successor in interest to the Federal Deposit Insurance Corporation, as Receiver for BNE;

     WHEREAS, the Borrower is the lessor of certain Stations leased to Getty, and Getty is obligated to indemnify the Borrower pursuant to the Leases (as defined in the Amended Loan Agreement);

     WHEREAS, the Bank is not willing to refinance the Loans to the Borrower pursuant to the Amended Loan Agreement unless, and it is accordingly an express condition precedent to the refinancing of the Loans that Getty shall agree to indemnify the Borrower and the Bank for any and all losses, claims or liabilities arising with regard to any hazardous wastes or environmental damage or hazards attributable to or occurring at, or on the premises of, any Station and any loss resulting from any litigation or governmental proceedings of any kind involving allegations of any violation of the Petroleum Marketing Practices Act or any other law in connection with the acquisition of the Stations by Getty or the Borrower or any related entity;

     WHEREAS, in order to induce the Bank to refinance the Loans to the Borrower, Getty has agreed to enter into this Agreement;

     NOW THEREFORE, in consideration of these premises, and as an inducement to the Bank to refinance the Loans, Getty agrees with the Borrower and the Bank as follows:

     1. All capitalized terms not defined herein shall have the meanings ascribed to them in the Amended Loan Agreement.

     2. Getty hereby absolutely and unconditionally covenants and agrees to indemnify and hold harmless the Borrower and the Bank and their respective successors, assigns, representatives agents and servants from and against any and all claims, liabilities, obligations, losses, damages, penalties, taxes, actions, suits, costs, expenses or disbursements (including reasonable attorneys' fees and expenses) of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Borrower, the Bank or any such other person, in any way relating to or arising out of any event, occurrence, condition of, use of or state of repair at any Station with regard to any environmental damage, real, threatened or potential, and any damage caused by any hazardous waste substance or gasoline or petroleum product contamination or damage, whether now existing or hereafter arising or occurring, or the existence of any hazardous waste substance or gasoline or petroleum contamination in, on, or around the land of any Station. Getty covenants and agrees that it will be fully responsible for the repair or replacement of all equipment at any Station, including without limitation, underground storage tanks, connecting piping and associated machinery and equipment, whether above or below ground. It is understood and agreed that the foregoing indemnification shall include any claims or proceedings asserted by the U.S. Environmental Protection Agency or any other federal, state, local, or municipal regulatory or administrative body.

        3. Getty hereby absolutely and unconditionally covenants and agrees to indemnify and hold harmless the Borrower and the Bank and their respective successors, assigns, representatives, agents and servants from and against any and all claims, liabilities, obligations, losses, damages, penalties, taxes, actions, suits, costs, expenses or disbursements (including reasonable attorneys fees and expenses) of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Borrower, the Bank or any other person, in any way relating to or arising out of any litigation or governmental proceeding of any kind involving allegations of any violation of the Petroleum Marketing Practices Act, 15 U.S.C. Section 2801 et seg., as amended, or any other law or statute in connection with the acquisition of the Stations by Getty or the Borrower. Without limiting the foregoing, Getty agrees to pay directly to the Bank an amount equal to the Initial Appraised Value (as defined in the Amended Loan Agreement) of any Station which is required to be sold, transferred or otherwise disposed of by the Borrower, Getty or any other party to any third party as a result of any litigation or governmental proceeding referred to in the immediately preceding sentence. Any such amount shall be paid to the Bank as a condition to and simultaneously with such sale, transfer or other disposition and shall be applied by the Bank as if it were a voluntary prepayment of the Loan.

        4. So long as the Loan Documents shall remain in force and effect, the Bank shall have the right upon the terms and conditions Set forth in
Section 5.20 of the Loan Agreement but not the obligation, through such representatives or independent contractors as it may designate, to enter upon the Stations and to expend funds to (i) conduct environmental assessments in accordance with the terms and provisions of the Amended Loan Agreement; or (ii) cure any breach of any of the representations, warranties, covenants or conditions relating to Environmental Laws or Hazardous Substances made by or imposed on the Borrower or its Subsidiaries under the Amended Loan Agreement, including environmental clean-up or remediation. Getty agrees to pay any amounts paid or advanced by the Bank and all costs and expenditures incurred in connection with the exercise of its rights and remedies under this Agreement including without limitation attorneys' fees, expert's fees and environmental consultant's fees. The exercise by the Bank of any of its rights or remedies in this Agreement shall not operate or be deemed to make the Bank an "owner" or "operator" of any Station or a "responsible party" within the meaning of any Environmental Law.

     5. This Agreement shall be binding upon the successors and assigns of Getty and shall inure to the benefit of the Borrower and the Bank and their respective successors and assigns.

     6. The terms of this Agreement and all rights and obligations of the parties hereto shall be governed by the laws of the Commonwealth of Massachusetts. Such terms, rights and obligations may not be changed, modified or amended except by an agreement in writing signed by the party against whom enforcement of such change is sought. This Agreement may be executed in any number of counterparts and by the parties hereto on separate counterparts, but all of such counterparts shall together constitute a single instrument.

     IN WITNESS WHEREOF, this Amended and Restated Hazardous Waste and PMPA Indemnity Agreement has been duly executed as an instrument under seal as of this 31st day of October, 1995.





                                        GETTY PETROLEUM CORP.




                                        By:   John J. Fitteron
                                            ----------------------------
                                        Name: John J. Fitteron
                                        Title Senior Vice President



                                        POWER TEST REALTY COMPANY
                                        LIMITED PARTNERSHIP



                                        BY:   CLS General Partnership
                                              Corp., its general
                                              partner



                                        By:  Leo Liebowitz
                                            ----------------------------
                                        Name: Leo Liebowitz
                                        Title: President



                                        FLEET BANK OF
                                         MASSACHUSETTS, N.A.



                                        By:   Thomas F. McNamara
                                            ----------------------------
                                        Name: Thomas F. McNamara
                                        Title: Vice President